EXIBIT 3.1

Prescribed by :
Secretary of State	Approved
30 East Broad Street, 14th Floor	Date
Columbus, Ohio 43266-0418	Fee: $85.00
ARTICLES OF ORGANIZATION
(Under Section.1705.04 of the Ohio Revised Code)
Limited Liability Company
     The undersigned, desiring to form a limited liability company, under Chapter 1705 of the Ohio Revised Code, do hereby state the following:
FIRST: The name of said limited liability company shall be PERFORMANCE HOME BUYERS, LLC.
SECOND: This limited liability company shall exist for a period of perpetuity.
THIRD: The address to which interested persons may direct requests for copies of any operating agreement and bylaws of this limited liability company is:
4130 Linden Ave, Suite 303
Dayton, OH 45432
FOURTH: To acquire, purchase, sell and lease real estate.
     IN WITNESS WHEREOF, we have hereunto subscribed our names this 9th day of August 2000.

	By:	/s/ PETER E. JULIAN
PETER E. JULIAN

	By:	/s/ E. RANDALL PORTER

E. RANDALL PORTER

	By:	/s/ MARK J. FITZGERALD MARK J. FITZGERALD
RECEIVED
AUG 21 2000
J. KENNETH BLACKWELL
SECRETARY OF STATE